CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- 287617) of Titan America SA of our report dated March 24, 2026 relating to the financial statements, which appears in this Form 20-F. /s/ PricewaterhouseCoopers LLP Washington, District of Columbia March 24, 2026 EXHIBIT 15.1